SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 21, 2004

Advanta Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-14120	23-1462070

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads,
P.O. Box 844, Spring House, Pennsylvania	19477

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 657-4000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     Advanta Corp. (“Advanta”) issued a press release, dated June 21, 2004, announcing that it had reached an agreement with Bank of America Corporation to resolve all outstanding litigation, including partnership tax disputes, between Advanta and FleetBoston Financial Corporation, which was recently acquired by Bank of America. The agreement is subject to the Internal Revenue Service’s final approval of the settlement of the tax disputes, which the IRS is expected to approve. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated June 21, 2004, of Advanta Corp. announcing agreement with Bank of America Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)

Date: June 21, 2004
	By:	/s/ Elizabeth H. Mai

Elizabeth H. Mai
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description	Method of Filing
99.1	Press release, dated June 21, 2004, of Advanta Corp. announcing agreement with Bank of America Corporation	Filed herewith